Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410
FOR IMMEDIATE RELEASE
May 1, 2009
FOR ADDITIONAL INFORMATION

Media	Investors
Tom Cuddy	Randy Hulen
Director, Communications	Director, Investor Relations
(219) 647-5581	(219) 647-5688
tcuddy@nisource.com	rghulen@nisource.com
NiSource Reports First Quarter 2009 Results
Reaffirms Annual Earnings Outlook
•	Results In-Line with Business Plan
•	Solid Liquidity Position Enhanced
•	Business Initiatives Continue to Progress
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $170.2 million, or 62 cents per share, for the three months ended March 31, 2009, compared to $189.4 million, or 69 cents per share, for the first quarter of 2008. Operating earnings (non-GAAP) were $369.4 million, compared to $394.8 million for the same period in 2008.
On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2009, of $159.3 million, or 58 cents per share, compared with $189.5 million, or 69 cents per share, in the same period a year ago. Operating income was $348.3 million for the first quarter of 2009, compared with $394.9 million in the year-ago period.
NiSource President and Chief Executive Officer Robert C. Skaggs, Jr. noted that, as anticipated, the most significant impact on NiSource’s first quarter earnings results was an increased pension expense of $25 million (or approximately 6 cents per share) related to the deterioration in global securities markets in 2008.
“Despite challenging economic conditions, NiSource produced another solid quarter of core earnings, while continuing to execute key financial, regulatory and infrastructure enhancement initiatives,” Skaggs said. “Our first quarter earnings are consistent with the company’s previously announced net operating earnings (non-GAAP) outlook of $1.00 to $1.10 per share for 2009, and our year-to-date accomplishments serve to underscore our continued commitment to preserving — and executing on — the core elements of our business strategy.”
Skaggs highlighted several of NiSource’s important recent accomplishments:
-more-

Enhancing a Solid Liquidity Position
During the past several months, NiSource has successfully executed against its previously announced financing and liquidity plan:
•	On April 9, NiSource’s finance subsidiary, NiSource Finance Corp., closed on a senior unsecured term loan under attractive terms with a syndicate of lenders. The initial February closing of the term loan was at $265 million, and the company was successful in expanding the loan to $385 million at final closing in April under an accordion feature in the financing agreement.
•	On March 9, NiSource Finance Corp. issued $600 million of senior unsecured notes in an underwritten offering. NiSource will use the proceeds from the issuance to complete the refinancing of outstanding debt scheduled to mature in November 2009 and for general corporate purposes, including refinancing a portion of outstanding debt scheduled to mature in November 2010.
•	On April 28, NiSource Finance Corp. announced results of a tender offer for up to $300 million aggregate principal amount of its outstanding notes due in 2010. The aggregate principal amount of notes tendered was approximately $250 million, which will reduce NiSource’s interest expense through November 2010 by approximately $30 million.
•	On March 30, Northern Indiana Public Service Company (NIPSCO) filed an amended petition with the Indiana Utility Regulatory Commission (IURC) seeking permission to issue $120 million of long-term debt to finance the Sugar Creek electric generating facility, which was acquired last year. A hearing before the IURC is scheduled for June 30. NiSource is continuing to evaluate financing opportunities at other operating subsidiaries.
•	Also during the quarter, NiSource business units undertook a number of efforts to manage spending and optimize funds from operations. In connection with these efforts, NiSource Gas Transmission & Storage, on Feb. 27, announced a restructuring plan to better focus on core business activities and increase efficiency, while maintaining safe and reliable service to its customers.
“NiSource’s overall liquidity strategy, including our recent financial and optimization initiatives, not only fully addresses the company’s 2009 debt refinancing requirements but also places us well on our way toward meeting our remaining 2010 refinancing needs of approximately $690 million,” Skaggs said. “In light of the steps we have taken and are continuing to take, I am confident NiSource will maintain a solid liquidity position going forward.”
Skaggs also noted that, on March 5, credit rating agency Standard & Poor’s announced that it had affirmed NiSource’s “BBB-” investment grade corporate credit rating and, notably, revised its outlook to stable from negative. “We appreciate this recognition that NiSource is executing on its comprehensive strategy to maintain financial flexibility and delivering on our core business commitments,” Skaggs said.

Growth, Infrastructure Investments and Regulatory Initiatives Continue to Progress
NiSource’s business units also continued to advance key growth and infrastructure enhancement programs, synchronized with complementary regulatory and commercial initiatives:
•	NIPSCO received a favorable regulatory order on Feb. 18 related to its actions to increase its electric generating capacity and advance its electric rate case. Acting on a settlement reached among NIPSCO and its regulatory stakeholders, the IURC ruled that NIPSCO’s Sugar Creek electric generating plant was “in service” for ratemaking purposes as of Dec. 1, 2008. The IURC also approved the deferral of depreciation expenses and carrying costs associated with the $330 million Sugar Creek investment until such time as the IURC recognizes the plant in the company’s rate base through revised rates.
•	Progress also continued on NIPSCO’s electric base rate case — the company’s first in 20 years. Initial hearings were held in the proceeding in January 2009, and a public hearing on the case was conducted in March. Intervening parties have until May 8 to file testimony. A final round of evidentiary hearings is scheduled for this summer, with the case expected to be resolved, and new electric rates effective, by late 2009 or during the first quarter of 2010.
“Successful resolution of the NIPSCO rate case remains a very high priority for NIPSCO CEO Eileen O’Neill Odum and the entire NIPSCO team this year,” Skaggs said. “While much work remains ahead of us, I am pleased with the progress we are making to establish a solid foundation for NIPSCO and position it to contribute to NiSource’s growth going forward.”
At NiSource’s Gas Transmission & Storage (NGT&S) unit, work also continued on the development of new growth projects and the maximization of value from NiSource’s existing asset base.
•	In southwestern Pennsylvania, NGT&S unit Columbia Gas Transmission began increasing its transportation capabilities to provide market access for an additional 150,000 dekatherms per day (Dth/d) of gas from the Marcellus Shale production area. Specifically, Columbia Gas Transmission is modifying its Waynesburg Compressor Station and parts of its Line 1570 in Allegheny and Washington counties to enable it to transport additional natural gas supplies to market. The initial phase of firm transportation service commenced in the third quarter of 2008, with additional increments scheduled to be placed in service through mid-2010.
•	In conjunction with a March open season, NGT&S unit Columbia Gulf Transmission completed the addition of 95,000 Dth/d of contracted capacity for delivery to the Florida Gas Transmission system near Lafayette, La. The new capacity is in addition to 145,000 Dth/d of capacity already subscribed for delivery to Florida Gas Transmission.
•	On March 25, the Federal Energy Regulatory Commission (FERC) issued a certificate authorizing Columbia Gas Transmission to expand its Ohio storage facilities to meet growing demand for natural gas storage and transportation services in the company’s Mid-Atlantic markets. The Ohio Storage Expansion Project will increase Columbia Gas Transmission’s storage capacity by 6.7 billion cubic feet and enhance daily deliverability from the Weaver and Crawford Storage fields by 100,000 Dth/d. Storage deliveries are scheduled to commence in November of this year. Notably, the FERC authorized market-based rates for the project — the first time that Columbia Gas Transmission has been granted such authority in connection with the expansion of an existing, traditionally cost-based, storage facility.

•	On March 30, Columbia Gas Transmission announced a binding open season for capacity into premium East Coast markets resulting from modifications made to the company’s Easton Compressor Station. The modifications will increase delivery capacity from the Wagoner interconnection point between the Columbia Gas Transmission and Millennium pipeline systems. Through the open season, which closed on April 3, the company received 30,000 Dth/d of binding bids.
•	Construction also continued on two additional NGT&S expansion projects. The Appalachian Expansion Project continues to progress, with service targeted to begin later this year, providing approximately 100,000 Dth/d of new transportation capacity to three key Appalachian Basin producers. Meanwhile, the Eastern Market Expansion — a project that expands Columbia Gas Transmission’s facilities to provide 97,000 Dth/d of additional storage and related transportation services under fully subscribed, 15-year firm contracts — was placed into service April 1.
“The NGT&S team continues to make significant progress in developing and delivering new energy infrastructure projects that will provide enhanced supply access to Eastern and Southeastern market areas,” Skaggs said. “These ongoing infrastructure projects are — and will continue to be — a key contributor to our long-term growth plan.”
Regulatory and commercial initiatives also progressed at NiSource’s gas distribution companies.
•	On March 27, the Maryland Public Service Commission approved a unanimous settlement of Columbia Gas of Maryland’s base distribution rate case filed last year. The rate change, which went into effect on March 31, 2009, will increase annual revenues by approximately $1.2 million.
•	Also in March, the Virginia State Corporation Commission approved Dominion Virginia Power Company’s planned 580-megawatt Bear Garden power station in Buckingham County, Va. Columbia Gas of Virginia will supply natural gas transportation service to the facility following an approximately $50 million expansion of its distribution system. The service is scheduled to begin by the fall of 2010.
•	On April 30, Columbia Gas of Ohio filed an application with the Public Utilities Commission of Ohio (PUCO) to defer pension and other post employment benefit (OPEB) expenses above those currently subject to collection in rates. A similar filing was made by Columbia Gas of Kentucky with the Kentucky Public Service Commission on April 23.
•	Progress also continued on new rate proceedings at two of NiSource’s gas distribution companies. Bay State Gas Co. filed a petition with the Massachusetts Department of Public Utilities on April 16 seeking to increase total annual revenues by $34.6 million, or 6.4 percent, while Columbia Gas of Kentucky is on track to file for a base rate increase later today with the Kentucky Public Service Commission. These proceedings will continue NiSource’s collaborative regulatory approach toward engaging stakeholders in addressing issues related to energy conservation, customer assistance and timely recovery of pension expenses, as well as ongoing infrastructure enhancement investments.

“Synchronization of our significant infrastructure replacement programs and enhancement projects with thoughtful, collaborative regulatory initiatives such as those being undertaken in Massachusetts and Kentucky is a central feature to NiSource’s long-term gas distribution business strategy,” Skaggs said. “Building on last year’s successes in Ohio and Pennsylvania, our gas distribution team continues to make excellent progress in executing on that strategy.”
First Quarter 2009 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the quarter ended March 31, 2009, were $369.4 million, compared to $394.8 million for the same period in 2008. Refer to Schedule 2 for the items included in 2009 and 2008 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the three months ended March 31, 2009 are discussed below.
Gas Distribution Operations reported operating earnings for the current quarter of $237.3 million compared to $255.6 million in the first quarter of 2008. Net revenues, excluding the impact of regulatory trackers, increased $5.1 million, primarily attributable to regulatory and service programs including impacts from rate cases at various utilities, partially offset by decreased customer usage and lower off-system sales revenues. Operating expenses, excluding trackers, were $23.4 million higher than the comparable period, reflecting increases in employee and administrative costs, uncollectible accounts, depreciation costs, and outside services. The increase in employee and administrative expenses for all operating segments was driven primarily by increased pension costs that were discussed in NiSource’s 2008 SEC Form 10-K and Feb. 4, 2009 earnings release.
Gas Transmission and Storage Operations reported operating earnings for the current quarter of $111.1 million versus operating earnings of $104.4 million in the first quarter of 2008. The increase resulted primarily from increased net revenues of $11.0 million, primarily attributable to increases in firm capacity reservation fees and the impact of regulatory trackers. The increase in firm capacity reservation fees was the result of higher Columbia Gas Transmission revenue for storage services, new Appalachian Supply interconnects, and incremental revenue from transportation agreements on both Columbia Gulf Transmission and Columbia Gas Transmission. Equity earnings increased by $4.4 million resulting from Millennium Pipeline being in service.
Operating expenses increased by $8.7 million due to higher employee and administrative expenses, environmental costs, and regulatory trackers, partially offset by lower outside services fees and materials and supplies.
Electric Operations reported operating earnings for the current quarter of $26.1 million, compared with $38.0 million in the first quarter of 2008. The decrease resulted from higher operating expenses, partially offset by higher net revenues. Operating expenses increased by $16.2 million due to higher employee and administrative costs, electric generation and maintenance expenses, including expenses associated with the Sugar Creek facility, storm damage repairs, higher depreciation costs and other taxes. These increases were partially offset by lower environmental expenses resulting from an insurance settlement.
Net revenues increased by $4.3 million due to increased residential and commercial margins partially offset by lower industrial and wholesale volumes and margins.

Other Operations reported an operating loss for the current quarter of $1.4 million, compared with a loss of $0.5 million for the first quarter of 2008. The decrease was due to lower net revenues from commercial and industrial gas marketing activities.
Other Items
Interest expense decreased by $1.3 million due to lower short-term interest rates and savings from the $100 million of open market debt repurchases in January 2009, partially offset by incremental interest expense associated with $700 million of debt issued in May 2008 and a partial month of interest expense associated with the $600 million of debt issued in March 2009. Other-net was a loss of $4.2 million compared to a loss of $1.5 million for the first quarter of 2008 as a result of lower interest income. The effective tax rate of net operating earnings for the first quarter 2009 was 38.0% compared to the tax rate of 37.2% for the first quarter of 2008. The increase in the effective tax rate is primarily due to a reduction in estimated Section 199 deductions as a result of lower projected taxable income for 2009, and an increase in tax expense related to AFUDC-Equity and certain depreciation differences.
Income from Continuing Operations (GAAP)
On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2009, of $159.3 million or 58 cents per share, compared with $189.5 million, or 69 cents per share for the three months ended March 31, 2008. Operating income was $348.3 million for the first three months of 2009 versus $394.9 million in the year-ago period. In addition to the impacts discussed above, the first quarter 2009 GAAP results include a restructuring charge of $19.8 million related to the restructuring of Gas Transmission and Storage Operations. As previously announced, the majority of these charges include costs related to severance and other employee related costs.
Refer to Schedule 1 for a complete list of the items included in 2009 and 2008 GAAP income from Continuing Operations but excluded from net operating earnings.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements
This news release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, objectives, expected performance, expenditures and recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Realization of NiSource’s objectives and expected performance is subject to a wide range of risks and can be adversely affected by, among other things, weather, fluctuations in supply and demand for energy commodities, growth opportunities for NiSource’s businesses, increased competition in deregulated energy markets, the success of regulatory and commercial initiatives, dealings with third parties over whom NiSource has no control, the success of NiSource’s restructured outsourcing agreement, actual operating experience of NiSource’s assets, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter- party credit risk, many of which risks are beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. Nisource expressly claims a duty to update any of the foward-looking statements contained in this release.
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NiSource Inc.
Consolidated Net Operating Earnings (Non — GAAP)
(unaudited)

Three Months Ended March 31, (in millions, except per share amounts)	2009	2008

Net Revenues
Gas Distribution	$1,710.4	$2,230.6
Gas Transportation and Storage	396.2	357.2
Electric	305.4	331.1
Other	310.3	370.0

Gross Revenues	2,722.3	3,288.9
Cost of Sales (excluding depreciation and amortization)	1,654.8	2,248.0

Total Net Revenues	1,067.5	1,040.9

Operating Expenses
Operation and maintenance	350.3	318.3
Operation and maintenance — trackers	107.0	90.6
Depreciation and amortization	143.8	135.6
Other taxes	63.1	59.0
Other taxes — trackers	40.3	44.6

Total Operating Expenses	704.5	648.1

Equity Earnings in Unconsolidated Affiliates	6.4	2.0

Operating Earnings	369.4	394.8

Other Income (Deductions)
Interest expense, net	(90.5)	(91.8)
Other, net	(4.2)	(1.5)

Total Other Income (Deductions)	(94.7)	(93.3)

Operating Earnings From Continuing Operations Before Income Taxes	274.7	301.5
Income Taxes	104.5	112.1

Net Operating Earnings from Continuing Operations	170.2	189.4

GAAP Adjustment	(10.9)	0.1

GAAP Income from Continuing Operations	$159.3	$189.5

Basic Net Operating Earnings Per Share from Continuing Operations	0.62	0.69

GAAP Basic Earnings Per Share from Continuing Operations	0.58	0.69

Basic Average Common Shares Outstanding	274.2	273.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

Gas Distribution Operations
Three Months Ended March 31, (in millions)	2009	2008

Net Revenues
Sales Revenues	$1,946.8	$2,447.1
Less: Cost of gas sold	1,314.2	1,828.2

Net Revenues	632.6	618.9

Operating Expenses
Operation and maintenance	176.3	158.9
Operation and maintenance — trackers	91.0	78.1
Depreciation and amortization	60.4	56.7
Other taxes	27.3	25.0
Other taxes — trackers	40.3	44.6

Total Operating Expenses	395.3	363.3

Operating Earnings	$237.3	$255.6

GAAP Adjustment	5.9	(0.6)

GAAP Operating Income	$243.2	$255.0

Gas Transmission and Storage Operations
Three Months Ended March 31, (in millions)	2009	2008

Net Revenues
Transportation revenues	$194.5	$184.8
Storage revenues	45.2	45.6
Other revenues	2.6	0.9

Net Operating Revenues	242.3	231.3

Operating Expenses
Operation and maintenance	77.2	73.2
Operation and maintenance — trackers	15.1	11.0
Depreciation and amortization	29.4	29.3
Other taxes	15.9	15.4

Total Operating Expenses	137.6	128.9

Equity Earnings in Unconsolidated Affiliates	6.4	2.0

Operating Earnings	$111.1	$104.4

GAAP Adjustment	(18.2)	0.4

GAAP Operating Income	$92.9	$104.8

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

Electric Operations
Three Months Ended March 31, (in millions)	2009	2008

Net Revenues
Sales revenues	$307.0	$332.3
Less: Cost of sales	120.0	149.6

Net Revenues	187.0	182.7

Operating Expenses
Operation and maintenance	93.7	81.2
Operation and maintenance — trackers	0.9	1.5
Depreciation and amortization	50.4	47.4
Other taxes	15.9	14.6

Total Operating Expenses	160.9	144.7

Operating Earnings	$26.1	$38.0

GAAP Adjustment	(8.8)	0.4

GAAP Operating Income	$17.3	$38.4

Other Operations
Three Months Ended March 31, (in millions)	2009	2008

Net Revenues
Products and services revenue	$299.3	$359.3
Less: Cost of products purchased	293.6	352.1

Net Revenues	5.7	7.2

Operating Expenses
Operation and maintenance	4.9	5.4
Depreciation and amortization	0.6	0.7
Other taxes	1.6	1.6

Total Operating Expenses	7.1	7.7

Operating Earnings (Loss)	$(1.4)	$(0.5)

GAAP Adjustment	—	—

GAAP Operating Earnings (Loss)	$(1.4)	$(0.5)

Corporate
Three Months Ended March 31, (in millions)	2009	2008

Operating Earnings (Loss)	$(3.7)	$(2.7)

GAAP Adjustment	—	(0.1)

GAAP Operating Earnings (Loss)	$(3.7)	$(2.8)

NiSource Inc.
Segment Volumes and Statistical Data

Gas Distribution Operations
Three Months Ended March 31,	2009	2008

Sales and Transportation (MMDth)
Residential	132.6	137.4
Commercial	78.0	78.0
Industrial	96.6	103.2
Off System	16.2	37.4
Other	0.3	0.5

Total	323.7	356.5

Weather Adjustment	(3.6)	(0.6)

Sales and Transportation Volumes — Excluding Weather	320.1	355.9

Heating Degree Days	2,683	2,676
Normal Heating Degree Days	2,633	2,661
% Colder (Warmer) than Normal	2%	1%
Customers
Residential	3,041,969	3,047,385
Commercial	280,595	280,729
Industrial	7,964	8,039
Other	80	77

Total	3,330,608	3,336,230

Gas Transmission and Storage Operations
Three Months Ended March 31,	2009	2008

Throughput (MMDth)
Columbia Transmission	408.4	386.4
Columbia Gulf	263.2	234.7
Columbia Pipeline Deep Water	—	0.2
Crossroads Gas Pipeline	8.6	10.1
Intrasegment eliminations	(170.5)	(132.0)

Total	509.7	499.4

NiSource Inc.
Segment Volumes and Statistical Data (continued)

Electric Operations
Three Months Ended March 31,	2009	2008

Sales (Gigawatt Hours)
Residential	842.8	806.8
Commercial	968.6	944.0
Industrial	1,989.0	2,514.0
Wholesale	57.6	144.7
Other	35.1	34.8

Total	3,893.1	4,444.3

Weather Adjustment	(6.0)	(9.5)

Sales Volumes — Excluding Weather impacts	3,887.1	4,434.8

Electric Customers
Residential	399,334	400,452
Commercial	53,349	52,920
Industrial	2,471	2,499
Wholesale	8	4
Other	752	756

Total	455,914	456,631

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

Three Months March 31, (in millions, except per share amounts)	2009	2008

Net Operating Earnings from Continuing Operations (Non-GAAP)	$170.2	$189.4

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	6.9	(0.2)
Revenue adjustment	(9.0)	—

Operating Expenses:
Restructuring	(19.8)	—
Transition charges (IBM Agreement)	(1.2)	(1.2)
Gain/Loss on sale of assets and asset impairments	2.0	1.5

Total items excluded from operating earnings	(21.1)	0.1

Gain on early extinguishment of debt	3.2	—

Tax effect of above items and other income tax adjustments	7.0	—

Total items excluded from net operating earnings	(10.9)	0.1

Reported Income from Continuing Operations — GAAP	$159.3	$189.5

Basic Average Common Shares Outstanding	274.2	273.9

Basic Net Operating Earnings Per Share from Continuing Operations ($)	0.62	0.69

Items excluded from net operating earnings (after-tax)	(0.04)	—

GAAP Basic Earnings Per Share from Continuing Operations	0.58	0.69

NiSource Inc.
Schedule 2 — Quarterly Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended March 31,
2009 (in millions)

		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	237.3	111.1	26.1	(1.4)	(3.7)	$369.4

Net Revenues:
Weather (compared to normal)	6.5		0.4			$6.9
Revenue adjustment			(9.0)			(9.0)

Total Impact — Net Revenues	6.5	—	(8.6)	—	—	(2.1)

Operating Expenses
Restructuring		(19.8)				(19.8)
Transition charges (IBM Agreement)	(0.6)	(0.4)	(0.2)			(1.2)
Gain/Loss on sale of assets and asset impairments		2.0				2.0

Total Impact — Operating Expenses	(0.6)	(18.2)	(0.2)	—	—	(19.0)

Total Impact — Operating Income (Loss)	$5.9	$(18.2)	$(8.8)	$—	$—	$(21.1)

Operating Income (Loss) — GAAP	$243.2	$92.9	$17.3	$(1.4)	$(3.7)	$348.3

2008 (in millions)

		Gas
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Operating Earnings (Loss)	255.6	104.4	38.0	(0.5)	(2.7)	$394.8

Net Revenues:
Weather (compared to normal)	(0.9)		0.7			$(0.2)

Total Impact — Net Revenues	(0.9)	—	0.7	—	—	(0.2)

Operating Expenses
Transition charges (IBM Agreement)	(0.8)	(0.2)	(0.2)			(1.2)
Gain/Loss on sale of assets and asset impairments	1.1	0.6	(0.1)		(0.1)	1.5

Total Impact — O & M Expenses	0.3	0.4	(0.3)	—	(0.1)	0.3

Total Impact — Operating Income	$(0.6)	$0.4	$0.4	$—	$(0.1)	$0.1

Operating Income (Loss) — GAAP	$255.0	$104.8	$38.4	$(0.5)	$(2.8)	$394.9

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited )

Three Months Ended March 31, (in millions, except per share amounts)	2009	2008

Net Revenues
Gas Distribution	$1,716.9	$2,229.7
Gas Transportation and Storage	396.2	357.2
Electric	296.8	331.8
Other	310.3	370.0

Gross Revenues	2,720.2	3,288.7
Cost of Sales (excluding depreciation and amortization)	1,654.8	2,248.0

Total Net Revenues	1,065.4	1,040.7

Operating Expenses
Operation and maintenance	478.3	410.1
Depreciation and amortization	143.8	135.6
Impairment and (gain)/loss on sale of assets	(2.0)	(1.5)
Other taxes	103.4	103.6

Total Operating Expenses	723.5	647.8

Equity Earnings in Unconsolidated Affiliates	6.4	2.0

Operating Income	348.3	394.9

Other Income (Deductions)
Interest expense, net	(90.5)	(91.8)
Gain on early extinguishment of long-term debt	3.2	—
Other, net	(4.2)	(1.5)

Total Other Income (Deductions)	(91.5)	(93.3)

Income From Continuing Operations Before Income Taxes	256.8	301.6
Income Taxes	97.5	112.1

Income From Continuing Operations	159.3	189.5

Income (Loss) from Discontinued Operations — net of taxes	(10.7)	6.0
Loss on Disposition of Discontinued Operations — net of taxes	(0.2)	(96.2)

Net Income	$148.4	$99.3

Basic Earnings (Loss) Per Share
Continuing operations	$0.58	$0.69
Discontinued operations	(0.04)	(0.33)

Basic Earnings Per Share	$0.54	$0.36

Diluted Earnings (Loss) Per Share
Continuing operations	$0.58	$0.69
Discontinued operations	(0.04)	(0.33)

Diluted Earnings Per Share	$0.54	$0.36

Dividends Declared Per Common Share	$0.46	$0.46

Basic Average Common Shares Outstanding	274.2	273.9
Diluted Average Common Shares	276.7	275.4

NiSource Inc.
Consolidated Balance Sheets
(unaudited )

	March 31,	December 31,
(in millions)	2009	2008

ASSETS
Property, Plant and Equipment
Utility Plant	$18,498.2	$18,356.8
Accumulated depreciation and amortization	(8,134.1)	(8,080.8)

Net utility plant	10,364.1	10,276.0

Other property, at cost, less accumulated depreciation	112.6	112.1

Net Property, Plant and Equipment	10,476.7	10,388.1

Investments and Other Assets
Assets of discontinued operations and assets held for sale	46.6	45.8
Unconsolidated affiliates	114.1	86.8
Other investments	115.7	117.9

Total Investments and Other Assets	276.4	250.5

Current Assets
Cash and cash equivalents	135.2	20.6
Restricted cash	316.8	286.6
Accounts receivable (less reserve of $69.8 and $45.3, respectively)	910.7	1,142.5
Gas inventory	87.0	511.8
Underrecovered gas and fuel costs	0.5	180.2
Materials and supplies, at average cost	96.3	95.1
Electric production fuel, at average cost	76.0	63.8
Price risk management assets	173.5	150.4
Exchange gas receivable	257.4	393.8
Regulatory assets	285.8	314.9
Assets of discontinued operations and assets held for sale	2.2	2.0
Prepayments and other	291.0	249.1

Total Current Assets	2,632.4	3,410.8

Other Assets
Price risk management assets	204.2	200.7
Regulatory assets	1,628.2	1,640.4
Goodwill	3,677.3	3,677.3
Intangible assets	327.8	330.6
Postretirement and postemployment benefits assets	9.6	10.3
Deferred charges and other	117.4	123.5

Total Other Assets	5,964.5	5,982.8

Total Assets	$19,350.0	$20,032.2

NiSource Inc.
Consolidated Balance Sheets (continued)
(unaudited )

	March 31,	December 31,
(in millions except share amounts)	2009	2008

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 274,500,339 and 274,261,799 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in capital	4,023.0	4,020.3
Retained earnings	923.3	901.1
Accumulated other comprehensive loss	(187.2)	(172.0)
Treasury stock	(24.1)	(23.3)

Total Common Stockholders’ Equity	4,737.7	4,728.8
Long-term debt, excluding amounts due within one year	6,451.9	5,943.9

Total Capitalization	11,189.6	10,672.7

Current Liabilities
Current portion of long-term debt	436.0	469.3
Short-term borrowings	—	1,163.5
Accounts payable	531.6	693.3
Dividends declared	63.2	—
Customer deposits	130.7	127.3
Taxes accrued	259.4	206.5
Interest accrued	96.7	120.1
Overrecovered gas and fuel costs	302.5	35.9
Price risk management liabilities	336.0	286.5
Exchange gas payable	339.0	555.5
Deferred revenue	11.0	14.7
Regulatory liabilities	40.2	40.4
Accrued liability for postretirement and postemployment benefits	6.4	6.4
Liabilities of discontinued operations and liabilities held for sale	2.3	1.5
Temporary LIFO liquidation credit	111.3	—
Legal and environmental reserves	322.4	375.1
Other accruals	289.3	487.4

Total Current Liabilities	3,278.0	4,583.4

Other Liabilities and Deferred Credits
Price risk management liabilities	195.4	188.5
Deferred income taxes	1,606.2	1,549.8
Deferred investment tax credits	44.5	46.1
Deferred credits	76.1	76.7
Deferred revenue	6.8	6.2
Accrued liability for postretirement and postemployment benefits	1,248.5	1,238.5
Liabilities of discontinued operations and liabilities held for sale	4.2	4.4
Regulatory liabilities and other removal costs	1,411.2	1,386.1
Asset retirement obligations	125.7	126.0
Other noncurrent liabilities	163.8	153.8

Total Other Liabilities and Deferred Credits	4,882.4	4,776.1

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$19,350.0	$20,032.2

NiSource Inc.
Statements of Consolidated Cash Flows
(unaudited )

Three Months Ended March 31, (in millions)	2009	2008

Operating Activities
Net Income	$148.4	$99.3
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Gain on Early Extinguishment of Debt	(3.2)	—
Depreciation and Amortization	143.8	135.6
Net Changes in Price Risk Management Assets and Liabilities	(1.7)	(9.6)
Deferred Income Taxes and Investment Tax Credits	23.1	16.7
Deferred Revenue	(3.7)	(16.3)
Stock Compensation Expense	1.6	1.4
Gain on Sale of Assets	(2.0)	(3.2)
Loss on Impairment of Assets	—	1.6
Income from Unconsolidated Affiliates	(6.4)	(1.7)
Loss on Disposition of Discontinued Operations — Net of Taxes	0.2	96.1
Loss (Income) from Discontinued Operations — Net of Taxes	10.7	(6.0)
Amortization of Discount/Premium on Debt	2.1	1.8
AFUDC Equity	0.9	(1.1)
Changes in Assets and Liabilities:
Accounts Receivable	172.1	(152.9)
Inventories	487.7	847.3
Accounts Payable	(161.1)	32.1
Customer Deposits	3.4	1.6
Taxes Accrued	82.0	128.4
Interest Accrued	(23.4)	(9.0)
(Under) Overrecovered Gas and Fuel Costs	446.3	(93.1)
Exchange Gas Receivable/Payable	(80.1)	(44.0)
Other Accruals	(187.4)	(120.9)
Prepayments and Other Current Assets	8.8	3.7
Regulatory Assets/Liabilities	32.3	(36.4)
Postretirement and Postemployment Benefits	11.3	18.8
Deferred Credits	(3.4)	(5.6)
Deferred Charges and Other NonCurrent Assets	11.8	(7.5)
Other Non Current Liabilities	5.7	(29.0)

Net Operating Activities from Continuing Operations	1,119.8	848.1
Net Operating Activities used for Discontinued Operations	(61.9)	(2.1)

Net Cash Flows from Operating Activities	1,057.9	846.0

Investing Activities
Capital Expenditures	(206.9)	(196.9)
Insurance Recoveries	52.0	6.2
Proceeds from Disposition of Assets	2.1	12.5
Restricted Cash	(30.2)	72.1
Other Investing Activities	(20.9)	(1.4)

Net Investing Activities used for Continuing Operations	(203.9)	(107.5)
Net Investing Activities from Discontinued Operations	7.5	2.9

Net Cash Flows used for Investing Activities	(196.4)	(104.6)

Financing Activities
Issuance of Long-Term Debt	581.7	0.9
Retirement of Long-Term Debt	(101.4)	(1.0)
Repurchase of Long-Term Debt	—	(199.0)
Change in Short-Term Debt — Net	(1,163.5)	(436.3)
Issuance of Common Stock	0.2	0.6
Acquisition of Treasury Stock	(0.8)	—
Dividends Paid — Common Stock	(63.1)	(63.1)

Net Cash Flows used for Financing Activities	(746.9)	(697.9)

Increase in cash and cash equivalents from continuing operations	169.0	43.5
Cash contributions to discontinued operations	(54.4)	(0.7)
Cash and cash equivalents at beginning of period	20.6	34.6

Cash and Cash Equivalents at End of Period	$135.2	$77.4